CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the foregoing Registration Statement Form S-1 of our report dated March 13, 2008 relating to the balance sheet of Christian Stanley, Inc. (a Development Stage Company) as of December 30, 2007 and 2006, and the related statements of operations, changes in stockholders' deficiency, and cash flows for the years then ended. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

Weinberg & Company, P.A.

Boca Raton, Florida
November 13, 2008